UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 4, 2015

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(b)  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

ITEM 8.01           Other Events.

On May 4, 2015, The Macerich Company, a Maryland corporation (the “Company”), issued a press release (the “Press Release”) announcing, among other things, that it had entered into a cooperation agreement (the “Cooperation Agreement”) with Land & Buildings Capital Growth Fund, L.P., Land & Buildings Investment Management, LLC, Orange Capital, LLC and Orange Capital Master I, Ltd. (collectively, “Orange/L&B”), pursuant to which the Company has agreed to substitute two new independent director nominees to its slate for election to the board at the 2015 annual meeting and to enact certain corporate governance changes and Orange/L&B has agreed to abide by certain standstill and voting restrictions.  Under the Cooperation Agreement, each of the Company and Orange/L&B agreed to cause to be dismissed with prejudice certain litigation pending before the Circuit Court for Baltimore City, Maryland.

In connection with the addition of the new nominees, current directors Dana Anderson and Dr. William P. Sexton notified the Board that they will not stand for re-election at the 2015 annual meeting.

A copy of the Press Release is attached hereto as Exhibit 99.1, and a copy of the Cooperation Agreement and associated schedules is attached hereto as Exhibit 99.2.  The foregoing descriptions of the Press Release and Cooperation Agreement are each qualified in their entirety by reference to the full texts of the Press Release and Cooperation Agreement, respectively, each of which is incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1	Press Release dated May 4, 2015.

99.2

Cooperation Agreement, dated as of May 4, 2015, by and among Land & Buildings Capital Growth Fund, L.P., Land & Buildings Investment Management, LLC, Orange Capital, LLC, Orange Capital Master I, Ltd. and The Macerich Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MACERICH COMPANY

By: THOMAS E. O’HERN

May 4, 2015	/s/ THOMAS E. O’HERN

Date	Senior Executive Vice President,
Chief Financial Officer
and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	NAME

99.1	Press Release dated May 4, 2015.

99.2

Cooperation Agreement, dated as of May 4, 2015, by and among Land & Buildings Capital Growth Fund, L.P., Land & Buildings Investment Management, LLC, Orange Capital, LLC, Orange Capital Master I, Ltd. and The Macerich Company.